UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

Aegerion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 26, 2013, the Board of Directors (the “Board”) of Aegerion Pharmaceuticals, Inc. (the “Company”) increased the number of directors of the Board from six to seven and appointed Anne M. VanLent to serve as a director and chair of the Board’s Audit Committee (the “Audit Committee”). Ms. VanLent will serve as a Class II director and therefore her current term will expire at the Company’s 2015 Annual Meeting of Stockholders. There is no arrangement or understanding pursuant to which Ms. VanLent was elected as a director, and there are no related party transactions between the Company and Ms. VanLent required to be disclosed under Item 404(a) of Regulation S-K. A copy of the press release announcing Ms. VanLent’s appointment is attached as Exhibit 99.1.

Ms. VanLent will participate in the standard compensation plan for non-employee directors, under which she will receive annual retainers for her service as a director and chair of the Audit Committee, and certain grants of options to purchase Company common stock, as described in the Company’s proxy statement filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on April 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGERION PHARMACEUTICALS, INC.

Date: April 30, 2013	By:	/s/ Anne Marie Cook
	Name: Title:	Anne Marie Cook Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on April 29, 2013